C&B DRAFT 11/26/07

EXHIBIT 10.2

PROMISSORY NOTE

$450,000.00	December 10, 2007

FOR VALUE RECEIVED, ATSI Communications, Inc., a Nevada corporation (“ATSI”), hereby promises to pay to The Shaar Fund, Ltd., or to the legal holder of this Promissory Note at the time of payments (“Payee”), the principal amount of FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($450,000.00), plus accrued and unpaid interest, in the amounts and on the dates specified in the attached Schedule A. Interest will accrue on the unpaid principal amount hereof for each day from (and including) the date of this Promissory Note to (but excluding) the date on which the principal amount hereof has been paid in full, at the rate of 7.5% per annum, compounded monthly, based on a 360-day year.

This Promissory Note is subject to the following terms and conditions:

I.	Payment and Prepayment

A. All payments are due on the dates and in the amounts specified in the attached Schedule A.

B. All payments of principal of and interest on this Promissory Note shall be made to Payee by wire transfer of immediately available funds to the following account:

JPMorgan Chase
395 No. Service Road, Melville, NY, 11747
Attn: John Spurrell
ABA # 021-000-021
Meltzer, Lippe & Goldstein, LLP Attorney Trust Account
Account # 777-738228
Reference: Shaar Fund: ATSI

If the date set for payment is a Saturday, Sunday or legal holiday, then such payment shall be made on the preceding business day. Upon final payment of all principal and interest on this Promissory Note it shall be surrendered for cancellation.

C. The full amount of any payment required hereunder and not paid when due shall bear interest, payable on demand, for each day from (and including) the date payment thereof was due to (but excluding) the date of actual payment at a rate per annum, equal to the greater of (i) 11.0% and (ii) the sum of (x) 3.0% and (y) the Base Rate for each such day, compounded monthly based on a 360-day year. “Base Rate” shall mean the rate of interest publicly announced by Citibank, N.A. in New York City from time to time as its Base Rate. Notwithstanding the foregoing, nothing in this Promissory Note shall require ATSI to pay interest at a rate exceeding the maximum rate permitted by applicable law.

II.	Discount for Prepayment

A. Within eighteen (18) months of the execution of this Promissory Note, and provided that there has been no Event of Default pursuant to Section III(A)(1), ATSI may discharge its obligations hereunder in full by paying seventy-seven and one-half percent (77.5%) of the then-outstanding principal balance hereunder, plus interest due thereon to the date of payment.

III.	Events of Default

A. The following events shall be deemed “Events of Default”:

1.	Failure of ATSI to pay any amount arising under this Promissory Note when due, or within three (3) business days after it is due;

2.	ATSI or any of its subsidiaries

a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, seeking to adjudicate it as bankrupt or insolvent, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium, or other similar law of any jurisdiction,

b) makes a general assignment for the benefit of its creditors, or

c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to all or substantially all of its property; or

3.
A court or governmental authority of competent jurisdiction enters into an order appointing, without consent by ATSI, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any of its subsidiaries or any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law in any jurisdiction, or ordering the dissolution, winding-up or liquidation of ATSI or any of its subsidiaries, or petition for any action (including a petition in bankruptcy or seeking to adjudicate ATSI as bankrupt or insolvent) shall be filed against ATSI and such petition shall not be dismissed within 90 days.

B. Upon the occurrence of any Event of Default pursuant to Section III(A)(1), Payee may declare, by notice of default given to ATSI, the entire principal amount of this Promissory Note to be forthwith due and payable, whereupon the entire principal amount of this Promissory Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Solely with respect to the first Event of Default pursuant to Section III(A)(1), the notice of default given to ATSI for such Event of Default shall be automatically annulled if such Event of Default is cured within twenty (20) days of the notice.

C. Upon the occurrence of any Event of Default pursuant to Section III(A)(2) or Section III(A)(3) of this Promissory Note, the entire principal amount of this Promissory Note shall automatically become due and payable (without any notice of default required to be given to ATSI) without presentment, demand, notice or dishonor and all other demands and notices of any kind, all of which are hereby expressly waived.

D. If an Event of Default shall occur hereunder, ATSI shall pay all reasonable costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Payee in connection with such Event of Default and in connection with any collection, bankruptcy, insolvency, restructuring and other enforcement proceedings resulting therefrom.

E. No delay or failure by Payee in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

IV.	Obligations Absolute

A. ATSI’s payment obligations under this Promissory Note shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Promissory Note under all circumstances, including, without limitation, the following circumstances:

1.
The existence of any claim, set-off, or other right or defense that ATSI or any other person may have against Payee whether in connection with this Promissory Note or any related or unrelated transaction; or

2.	Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

B. ATSI hereby unconditionally waives any rights that it may now have or hereafter acquire against Payee that arise from the existence, payment, performance, or enforcement of ATSI’s obligations under or in respect of this Promissory Note, unless and until all of the amounts payable under this Promissory Note shall have been previously paid in full in immediately available funds.

V.	Miscellaneous

A. All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed to the following addresses:

If to ATSI:

ATSI Communications, Inc.
3201 Cherry Ridge Drive, Suite C-300
San Antonio, Texas 78230

and

Peter Kilpatrick
Langley & Banack, Inc.
745 East Mulberry, Suite 900
San Antonio, Texas 78212

If to Payee:

The Shaar Fund, Ltd.
c/o Jonathan M. Sperling
Covington & Burling LLP
620 Eighth Avenue
New York, NY 10018

A party may change its address by written notice to the other party given pursuant to this Section V.

B. This Promissory Note shall inure to the benefit of and be binding upon ATSI and Payee and their respective successors and assigns, except that ATSI may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Payee.

C. The headings contained in this Promissory Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

D. This Promissory Note may not be amended, modified, superseded, cancelled, renewed, or extended orally, but only by an agreement in writing signed by Payee and ATSI.

E. If any provision in this Promissory Note shall be held invalid, illegal, or unenforceable, the validity, legality, or enforceability of any other provision shall not be in any way affected or impaired in any other jurisdiction.

F. This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

G. ATSI, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts or that any such suit, action or other proceeding was brought in an inconvenient court. ATSI further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section V(A) hereof or as otherwise provided under the laws of the State of New York. ATSI and Payee agree that final judgment in such suit, action, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

H. In the event any action is brought or claim is asserted to enforce the terms of this Promissory Note, the prevailing party shall be entitled to its reasonable attorneys’ fees, expenses and costs in addition to all other relief to which that party may be entitled.

I. ATSI IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ATSI has caused this instrument to be executed as of the day and year first above written.

ATSI COMMUNICATIONS, INC.

By:	/s/ Arthur L. Smith

Arthur L. Smith
President and CEO

Schedule A

By executing this Promissory Note, ATSI Communications, Inc. promises to make payments, in the amount of Four Hundred Fifty Thousand Dollars ($450,000) plus seven-and-one-half percent (7.5%) interest per annum, for a total amount of Five Hundred Thirty Four Thousand Seven Hundred Sixteen Dollars and Fifty Five Cents ($534,716.55), in accordance with the following schedule:

Date Due:	Principal:	Interest	Total Payment Due:

January 31, 2008	$16,666.64	$8,680.21	$25,346.85

April 30, 2008	$16,666.64	$8,175.87	$24,842.51

July 31, 2008	$26,041.67	$8,037.24	$34,078.91

October 31, 2008	$26,041.67	$7,534.91	$33,576.58

January 31, 2009	$26,041.67	$7,032.59	$33,074.26

April 30, 2009	$26,041.67	$6,315.97	$32,357.64

July 31, 2009	$26,041.67	$6,027.93	$32,069.60

October 31, 2009	$26,041.67	$5,525.60	$31,567.27

January 31, 2010	$26,041.67	$5,023.27	$31,064.94

April 30, 2010	$26,041.67	$4,372.59	$30,414.26

July 31, 2010	$26,041.67	$4,018.62	$30,060.29

October 31, 2010	$26,041.67	$3,516.29	$29,557.96

January 31, 2011	$26,041.67	$3,013.96	$29,055.63

April 30, 2011	$26,041.67	$2,429.22	$28,470.89

July 31, 2011	$26,041.67	$2,009.31	$28,050.98

October 31, 2011	$26,041.67	$1,506.98	$27,548.65

January 31, 2012	$26,041.67	$1,004.65	$27,046.32

April 30, 2012	$26,041.67	$491.34	$26,533.01